As filed with the Securities and Exchange Commission on February 10, 1998 Registration Statement No.

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                             PEN INTERCONNECT, INC.
             (Exact name of registrant as specified in its charter)


       Utah                          3357                         87-0430260
(State or other jurisdiction  (Primary Standard Industrial     (IRS Employer
of incorporation)             Classification Code Number)    Identification No.)


Pen Interconnect, Inc.                  James S. Pendleton, Chairman
2351 South 2300 West                    Pen Interconnect, Inc.
Salt Lake City, Utah 84119              351 South 2300 West
(801) 973-6090                          Salt Lake City, Utah 84119
(Address, including zip code,           (801) 973-6090
and telephone number, including         (Name, address, including zip code,
area code, of registrant's              and telephone number, including area
 principal executive offices)           code, of agent for service)
                                    Copy to:
                              Oscar D. Folger, Esq.
                              James W. Lucas, Esq.
                                521 Fifth Avenue
                            New York, New York 10175
                                 (212) 697-6464

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. /_/

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connectin with dividend or interest reinvestment plans, check the following box. /X/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /_/

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /_/

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. /_/

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the

Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
                         CALCULATION OF REGISTRATION FEE



                                                             Proposed              Proposed               Amount of
Title of Each Class of Securities Being        Amount Being  Maximum               Maximum                Registration Fee
Registered                                       Registered  Offering Price per    Aggregate
                                                             Share (1)             Offering Price

 Common Stock                                       950,000              $2.59375            $2,464,063               $739.22
=======================================   =================  ====================  ====================   ===================

(1) Estimated for purposes of computing the registration fee pursuant to Rule 457(c) at $2.59375 per Share based upon the average of the high and low prices of $2.6875 and $2.50, respectively, on February 5, 1998.

                 SUBJECT TO COMPLETION, DATED February 10, 1998

                             Pen Interconnect, Inc.
                         950,000 Shares of Common Stock

                               -------------------

         This Prospectus relates to the offering of an aggregate of 950,000 shares of the Common Stock, par value $.01 per share ("Common Stock"), of Pen Interconnect, Inc. (the "Company"). The Common Stock is sometimes referred to hereinafter as "Securities." The Company's Common Stock and Warrants have been publicly traded since November 1995, when the Company completed an underwritten initial public offering of 1,000,000 shares of Common Stock and warrants to purchase 1,000,000 shares of Common Stock (the "Initial Public Offering"). Only persons named herein as Selling Security Holders may rely upon this Prospectus for resale of Securities owned by them. Of the Securities included herein, up to 550,000 shares are issuable upon conversion of Convertible Debentures and 400,000 shares are issuable upon conversion of warrants at prices ranging from $2.00 to $2.75 per share.

         The Company will receive the exercise prices payable upon exercise of the Warrants. The Company will not receive any proceeds from the sale of the Common Stock by the Selling Security Holders. The Company has been advised by the Selling Security Holders that there are no underwriting arrangements with respect to the sale of any Securities. The Securities will be sold from time to time by the Selling Security Holders in the over-the-counter market at then prevailing prices and in private transactions at negotiated prices. Usual and customary brokerage fees, if any, may be paid by the Selling Security Holders in connection with sales by the Selling Security Holders.

     The Company's Common Stock and Warrants are quoted on the Nasdaq National Market System under the symbols "PENC" and "PENCW," respectively. The closing sale prices of the Company's Common Stock and Warrants on February 5, 1998 as quoted on the Nasdaq National Market System, were $2.625 and $ 0.53125, respectively.

                              ---------------------

                  THE SECURITIES OFFERED HEREBY INVOLVE A HIGH
             DEGREE OF RISK. SEE "RISK FACTORS" COMMENCING ON PAGE 5

               THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH
                     DEGREE OF RISK AS WELL AS IMMEDIATE AND
                              SUBSTANTIAL DILUTION.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
   UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.




                                      Price           Underwriting          Proceeds to        Proceeds to
                                   to Public (1)      Discounts and         Company(1)         Selling Security
                                                      Commissions (1)                          Holders (1)

Per Share..........................
Total..........................

=============================  =====================  ====================  ================   ===================

                       (1) Not determinable at this time.

                The date of this Prospectus is February __, 1998

                              AVAILABLE INFORMATION

         The Company is subject to the reporting requirements of the Securities Exchange Act of 1934 ("Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information may be inspected at the public reference facilities of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the
Commission: Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511; Seven World Trade Center - 13th Floor, New York, New York 10048; and Suite 500 East, 5757 Wilshire Boulevard, Los Angeles, California 90036- 3648. Copies of such material may be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates, and can also be accessed electronically through the Commissions Web Site at http;//www.sec.gov.

                            ------------------------

         The Company will furnish its security holders with annual reports containing audited financial statements at the end of each fiscal year. In addition, the Company may, from time to time, issue unaudited interim reports and financial statements.


THE FOLLOWING LEGEND WILL APPEAR IN RED INK ON THE FRONT PAGE OF THE PROSPECTUS IN THE EVENT THAT THE PROSPECTUS IS CIRCULATED PRIOR TO BEING DECLARED EFFECTIVE BY THE COMMISSION:

"The information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell nor the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State."

                                   The Company

         Pen Interconnect, Inc. (the "Company") develops and produces on a turnkey basis, interconnection and contract manufacturing solutions for original equipment manufacturers ("OEMs") in the medical, computer peripheral, and other computer related industries, such as the telecommunications, instrumentation and testing equipment industries. The Cable Division's products connect electronic equipment such as computers, to various external devices (such as video screens, printers, external disk drives, modems, telephone jacks, peripheral interfaces and networks) and connect devices within the equipment (such as power supplies, computer hard drives and PC cards). The InCirT Division is engaged in the electronic manufacturing services industry (EMSI), and provides sophisticated ISO 9002-certified assembly and testing services for complex printed circuit boards and subsystems. The PowerStream Division was acquired in 1997. Its main focus is the design and manufacturing of custom power supplies, battery chargers, and uninterruptible power supply (UPS) systems. In addition, the Company's MOTO-SAT Division is a manufacturer of satellite receiving systems for recreational vehicles. The Company was incorporated under the laws of the State of Utah on September 30, 1985. The Company maintains divisions located in Salt Lake City, Utah, Orem, Utah and Tustin, California. The Tustin Division was acquired in April 1996 for cash and common stock from Cerplex Group, Inc. The Company also had a division located in San Jose, California which was sold by the Company in November 1996. The executive offices of the Company are located at 2351 South 2300 West, Salt Lake City, Utah 84119. Its telephone number is 801-973-6090.


                                  RISK FACTORS

         In addition to the other information in this Prospectus, the following factors should be considered carefully in evaluating an investment in the securities offered by this Prospectus.

Factors Affecting Operating Results

         The Company's operating results are affected by a wide variety of factors, many of which are beyond the control of the Company, which could adversely impact its net sales and profitability. The factors include the
Company's ability to design and introduce new products on a timely and cost-effective basis, market acceptance of products of both the Company and its customers, customer demand for the products of the Company and its customers, the level of orders that are received and can be shipped in a quarter, customer order patterns and seasonality, changes in product mix, product performance and reliability, product obsolescence, the amount of any product returns, the availability and costs of raw materials, equipment and other supplies, the cyclical nature of both the computer industry and the markets addressed by the Company's products, technological changes, competition and competitive pressures on prices, the impact of the appearance of new manufacturers in East Asia, and economic conditions in the markets served by the Company. The Company's products find application in a wide variety of computer, computer peripheral, medical, telecommunications and industrial control products. A slowdown in demand for products that utilize the Company's products as a result of economic, technological, or other conditions in the markets served by the Company or other broad-based factors could adversely affect the Company's operating results. In addition, the Company will be adversely affected if OEMs increase their own manufacture of interconnections, if large manufacturers of cables, printed circuit board assemblies or connectors seek a greater share of the molded cable assembly business, or if manufacturing is moved to East Asian suppliers.

     Wide market acceptance of the Personal Computer Memory Card International Association ("PCMCIA") standards or other standards such as those for modems have been critical to the Cable Division's growth prospects. The success of the such standards, however, cannot be accurately predicted since such success will depend on the promotional efforts of leading computer manufacturers and user acceptance. In addition, market acceptance of new standards can be expected to displace a portion of the Company's business for traditional cabling. Manufacturers of PCMCIA devices have standardized the connections between these devices and internal computer devices and with cables leading to connections with the external environment, such as the connection between PCMCIA modem devices and cables to outside telephone jacks. There has been no standardization of the connections between these cables and external devices, leading to substantial need for customization of cabling. The Company's PCMCIA sales rely on custom work for connections to external devices and will be significantly and adversely affected should manufacturers succeed in standardizing these connections. As a result, further standardization of PCMCIA devices could adversely affect the Company's business. The Company will continue to be affected by competitive forces in the markets for all of its products and services.

Need to Establish and Expand Customer Base

         Sales by the Company have historically been concentrated with several large customers. The Company has worked to reduce its dependence on several large customers, however sales to three customers still accounted for approximately 41% of total sales for the fiscal year ended September 30, 1997. The loss of any one of these major customers could significantly and adversely affect the Company.

         The Company's sales to a particular customer can vary significantly depending on the life cycles of the customer's products. As a result of the rapid pace of technological development in the computer and computer peripheral industries, products frequently have life cycles of less than a year. Demand for the Company's products and services can diminish significantly as a customer's products reach the end of their useful sales lives or become so standardized as to be appropriate for high volume, low cost foreign production. The Company must continue to expand its customer base in order to consistently have customers that have products at the beginning of their life cycles when demand for the Company's customized cable interconnection development and production services is greatest. Therefore, the Company's future prospects depend significantly on its ability to establish and maintain long-term customer relationships over the sales lives of multiple products and to add new customers in the rapidly changing market for compatible products.

Dependence on New Products and Technologies

         The Company's future operating results will depend to a significant extent on its ability to continue to develop and introduce on a timely basis new products, which compete effectively on the basis of price and performance and which address customer requirements. The success of new product introductions depends on various factors, including proper new product selection, timely completion and introduction of new product designs and the use and market acceptance of customers' end products. The Company's inability to design, develop and introduce competitive products on a timely basis could adversely affect its future operating results. Some of the Company's products also require compatibility with products manufactured by third-party vendors. There can be no assurance the Company will be able to maintain compatibility in the event such vendors modify their products. In addition, there can be no assurance that products or technologies developed by others will not render the Company's products noncompetitive or obsolete.

Technological Obsolescence

     The industries that the Company serves are marked by rapid technological change. The Company must continuously modify its existing products and seek to develop new products in order to remain competitive. There can be no assurance that new technological developments will not adversely affect the Company. Specifically, technology has been recently developed using electromagnetic transmission on infrared and UHF frequencies that fulfill the functions of some of the Company's cable products. Although this technology is still subject to significant obstacles, such as maintaining the security of the transmissions and improving their capacity and clarity, the successful development of "wireless" local data transmission could render many of the Company's current products obsolete.




Limited Proprietary Technology

         In 1997, the Company acquired, through the PowerStream division, the rights to several patent applications. The Company is currently investigating the economic feasibility of exploiting the technology covered by these patent applications, and has not yet determined to actively pursue these patent applications. The Company's other divisions do not have any patented technology. The Company regards aspects of its manufacturing processes as trade secrets and seeks to protect this know-how with secrecy agreements. There can be no assurance, however, that these agreements will be enforceable in the event of a breach. Therefore, even if the Company is able to develop successful new products, the Company may be limited in its ability to prevent competitors from copying these products. In addition, the Company has no registered trademarks, and products manufactured by the Company typically do not refer to the Company by name or mark.

Financial Condition of the Company; Recent Losses

           The Company has experienced losses from operations in recent fiscal periods. It experienced losses of $1,735,483 and $709,010 for the fiscal years ended September 30, 1997 and 1996, respectively. As of September 30, 1997, the Company had working capital of only $1,065,778. The Company's working capital requirements have been met primarily from loans, operating cash flow and the net proceeds of its initial public offering but there can be no assurance the Company will be able to obtain such funds in the future on acceptable terms. Although the Company is actively pursuing additional financing, there can be no assurance that the Company will not continue to experience losses or will ever generate revenues at levels sufficient to support profitable operations.

Factors Affecting Supplies

         Many of the Company's suppliers are located outside the United States. The purchase of materials from foreign suppliers may be adversely affected by political and economic conditions abroad. Protectionist trade legislation in either the United States or foreign countries, such as a change in the current tariff structures or other trade policies, could adversely affect the Company's ability to purchase materials from foreign suppliers. Also, to the extent that such foreign transactions are denominated in currencies other than the U.S. dollar, the Company may be exposed to exchange rate fluctuations. Although the Company has not entered into non-U.S. dollar transactions and has not incurred any material exchange gains or losses to date, there can be no assurance that the Company will not enter into such transactions in the future or that fluctuations in the currency exchange rates in the future will not have an adverse effect on the Company's operations.

     Certain key component parts used in the Company's interconnection products are available from only one or a limited number of suppliers, and the Company currently does not have long-term agreements with any suppliers of components. Any reduction or interruption in supply from third-party contractors would adversely affect the Company's results of operations unless or until alternative sources are established. Moreover, operating results could be adversely affected by the receipt of defective components, an increase in prices from suppliers or the inability of the Company to obtain lower prices in response to competitive price reductions. Finally, some of the Company's suppliers may also enter the manufacture of custom cable interconnections, which could adversely affect the Company's business by directly competing with the Company and by ceasing or delaying supplies to the Company.

Competition

         Many of the markets for the Company's products are highly competitive. The Company competes directly with numerous other contract manufacturers that, like the Company, obtain raw material from suppliers and in turn manufacture for customers. The Company also indirectly competes with computer cabling and connector manufacturers and major OEMs that produce their own cable assemblies. In all product lines, such manufacturing and OEMs generally are substantially larger and have greater resources than the Company. As new products become standardized and are produced in large quantities, foreign producers in countries with lower labor costs than the United States will be better able to compete for production of the products since they can generally offer lower prices than the Company. The Company also competes with other OEM companies to obtain supplies. A number of the companies from which the Company buys material maintain proprietary control of their newly designed products.

Impact of Price Variations of Raw Materials

         Although the Company does not manufacture the cable sub components itself, the raw materials purchased from manufacturers are a significant component of the Company's cost of sales. The prices of such materials can vary substantially based upon many factors including world economic and political conditions. The Company may be able to pass on increases in material costs resulting from increases in raw material costs to its customers. However, the Company generally bids on projects in advance and may not be able to pass on increased costs to the extent that raw material costs increase more than anticipated.

Dependence on Key Personnel

         The Company's success depends to a significant extent upon the continued service of James S. Pendleton, its Chairman and Chief Executive Officer; Wayne R. Wright, its Vice Chairman and Chief Financial Officer; Alan Weaver, President of the InCirT Division; Robert "Duke" DeForest, President of the Pen Technology Cable Division; Daniele Reni, President of the PowerStream Division; and Stephen J. Fryer, its Senior Vice President, Investor Relations and Marketing. The Company has employment agreements with Messrs. Pendleton and Wright which expire in January 2001, and with Messrs. Weaver and Reni which expire in April 2000 and with Mr. Fryer which expires in October 2000. The Company has obtained $1,000,000 key person life insurance on Messrs. Wright, Pendleton, and DeForest and $500,000 on Messrs. Weaver, Fryer, and Reni. The Company also will continue to depend on other members of its senior staff as well as on its ability to continue to attract, retain and motivate additional qualified personnel. The competition for experienced personnel is intense, and the loss of the services of one or more of the Company's key employees could have a material adverse effect on the Company. There can be no assurance that the Company will be successful in retaining its existing key employees or in attracting and retaining any additional personnel it requires.

Potential Future Need for Additional Funds

         Management believes that additional working capital may be required to meet its future operating costs, for business expansion opportunities and acquisitions in addition to its existing cash balances, borrowings available under the line of credit, and cash generated from operations. However, there can be no assurance that such additional financing, if required, would be available on favorable terms if at all or that such additional financing, if available, would not result in substantial dilution of the equity interests of existing stockholders.

Maintenance Criteria for Nasdaq Securities; Penny Stock Rules

         Since March 13, 1996, the Common Stock and Warrants of the Company have been quoted on the National Association of Securities Dealers Automated Quotation System ("Nasdaq") National Market System. The Common Stock and Warrants were previously quoted on the Nasdaq Small-Cap Market. To maintain its listing on the Nasdaq National Market System, the Company must continue to be registered under Section 12(g) of the Exchange Act and have net tangible assets of at least $1,000,000 (or more if the Company sustains operating losses), a public float of at least 200,000 shares with a market value of at least $1,000,000, at least 300 stockholders, a minimum bid price of $1.00 per share and at least two market makers. In addition, Nasdaq has proposed increasing the requirements for maintaining National Market System listing to net tangible assets of at least $4,000,000, a public float of at least 750,000 shares with a market value of at least $5,000,000 and at least 400 stockholders. As of September 30, 1997, the Company would have complied with the new proposed requirements. In the event the Company does not meet the conditions for maintaining its listing on the National Market System, the Company believes it will qualify for listing on the Small-Cap Market. There can be no assurance that the Company in the future will meet the requirements for continued listing on the Nasdaq National Market System or Nasdaq Small-Cap Market with respect to the Common Stock or Warrants. If the Company's securities fail to maintain a Nasdaq listing, the market value of the Common Stock and Warrants likely would decline and purchasers in this offering likely would find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Common Stock and Warrants.

         In  addition,  if the  Company  fails  to  maintain  at  least a Nasdaq
Small-Cap Market listing for its securities, and no other exclusion from the definition of a "penny stock" under the Exchange Act is available, then any broker engaging in a transaction in the Company's securities would be required to provide any customer with a risk disclosure document, disclosure of market quotations, if any, disclosure of the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market values of the Company's securities held in the customer's accounts. The bid and offer quotation and compensation information must be provided prior to effecting the transaction and must be contained on the customer's confirmation. If brokers become subject to the "penny stock" rules when engaging in transactions in the Company's securities, they would become less willing to engage in such transactions, thereby making it more difficult for purchasers in this offering to dispose of their shares.

Potential Reduction in Exercise Price of Warrants

         The Company can reduce the exercise price of the Warrants upon notice to the Warrant holders and may seek to promote the exercise of the Warrants by reducing the exercise price thereof. The Company has no current plans to effect such a reduction in the exercise price of the Warrants and holders of Warrants should not anticipate such a reduction. In the event that the exercise price is reduced, Warrant holders may be able to purchase Common Stock for a price less than the then market value of the Common Stock which may result in a material dilution to the then current holders of Common Stock.

Effect of Issuance of Preferred Stock

         Certain provisions of the Company's Certificate of Incorporation allow the Company to issue Preferred Stock with voting, liquidation and dividend rights senior to those of the Common Stock without the approval of the Company's stockholders. The issuance of Preferred Stock could have the effect of making it more difficult for a third party to acquire a majority of the outstanding stock of the Company and result in the dilution of the value of the then current stockholders' Common Stock. The Company has no present plans to issue shares of Preferred Stock.

Shares Eligible for Future Sale

         Sales of substantial amounts of Common Stock of the Company in the public market could adversely affect prevailing market prices. All of the 4,147,863 shares of Common Stock outstanding as of February 5, 1998 are eligible for resale in the public market, subject to compliance with Rule 144 under the Securities Act, or are currently registered for public sale.

Dividends Not Likely

         The Company has never paid dividends on its Common Stock and does not anticipate that it will pay dividends in the foreseeable future. Any earnings that may be generated will be used to finance the growth of the Company's business. In addition, the Company's revolving credit facility prohibits the payment of cash dividends without the lender's consent.




Control by Current Directors

         As of February 5, 1998, the current directors own approximately 27% of the issued and outstanding shares of Common Stock (assuming no exercise of any outstanding options or warrants). Accordingly, the current directors may be able to substantially influence the election of the Company's directors, to cause an increase in the authorized capital or the dissolution, merger, or sale of the assets of the Company and generally to control the affairs of the Company.


                                 USE OF PROCEEDS

         The net proceeds to the Company from the sale of 950,000 shares of Common Stock upon exercise of the Convertible Debentures and warrants would be approximately $750,000 after taking into account estimated offering expenses of approximately $50,000. The Company will receive no proceeds from the sale of Securities held by any Selling Security Holders. There can be no assurance that any or all of the Convertible Debentures or Warrants will be exercised and accordingly, the Company might receive no or only minimal proceeds from this offering.

         Any proceeds received from the exercise of the Convertible Debentures or Warrants would be added to working capital. The Company has no definite plans for the use of any proceeds from the exercise of the Convertible Debentures or warrants, except the repayment of certain debt, nor has the Company made specific allocations as to the use of any such proceeds. The proceeds could be used for current manufacturing, administrative, marketing or research and development expenses, the acquisition of inventory or related businesses, the repurchase of certain of the Company's outstanding securities, or the repayment of debt. Future events, including changes in the economic climate and/or the

Company's planned business operations, including the success or lack thereof of the various intended business activities, may make shifts in the allocation of funds amongst these categories necessary or desirable. Any such shifts will be at the discretion of the Board of Directors of the Company. In its financial planning, the Company has not assumed the receipt of any funds from the exercise of the Convertible Debentures or Warrants. Prior to expenditure, any net proceeds will be invested in short-term interest bearing securities or money market funds.


                              MATERIAL DEVELOPMENTS

         No reportable material developments have occurred since the Company's filing of January 13, 1998 of its annual report on Form 10-KSB for the fiscal year ended September 30, 1997.

                                LEGAL PROCEEDINGS

         In 1996, the Company sold its San Jose Division to Touche Electronics, Inc. ("Touche") and TMCI Electronics, Inc., ("TMCI"). On February 14, 1997, Touche and TMCI filed a demand for arbitration for the purpose of rescinding the Asset Purchase Agreement in Santa Clara County, California under the arbitration provisions of the California Code of Civil Procedure Sections 1282 through 1284 as provided in the contract of sale. The Company filed a counterclaim against TMCI in May 1997, alleging that TMCI had defaulted in its obligations under promissory  notes  issued  to the  Company  for the  purchase  of the  San  Jose
Division. The disputes were submitted to arbitration. In December 1997, the Company and TMCI entered into a Settlement and Release Agreement (the "Settlement Agreement") releasing each other of any and all respective claims the parties may have had against each other. The Settlement Agreement provided, in part, that TMCI issue to the Company 137,390 shares of TMCI's common stock to replace the Notes Receivable, accrued interest and other obligations of TMCI (the "Settlement Stock"). The Settlement Stock is guaranteed by TMCI to have a minimum value of $7.4532 per share. In the event that the Settlement stock is sold at less than such amount, TMCI is obligated to pay the Company the difference between the sales price and the guaranteed value.


                              PLAN OF DISTRIBUTION

         All of the Securities being offered hereunder are being offered for the respective accounts of the Selling Security Holders. The Company will not receive any proceeds from the sale of these Securities by the Selling Security Holders, although it will receive the exercise prices of such Warrants when and if the Warrants are exercised. The sale of Securities by the Selling Security Holders may be effected from time to time in transactions in the over-the-counter market, in negotiated transactions, through the writing or timing of options on the Securities, or through a combination of such methods of sale, at fixed prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Such transactions may include block transactions by or for the account of the Selling Security Holders. If any Securities, or options thereon, are sold pursuant to this Prospectus at a fixed price or at a negotiated price which is in either case other than the prevailing market price or in a block transaction to a purchaser who resells, or if any Selling Security Holder pays compensation to a broker-dealer that is other than the usual and customary discounts, concessions or commissions, or if there are any arrangements either individually or in the aggregate that would constitute a distribution of the Securities, a post-effective amendment to the Registration Statement of which this Prospectus is a part would need to be filed and declared effective by the Securities and Exchange Commission before such Selling Security Holder could make such sale, pay such compensation or make such distribution. The Company is under no obligation to file a post-effective amendment to the Registration Statement of which this Prospectus is a part under such circumstances.

         The Selling Security Holders may effect transactions in their Securities by selling their Securities directly to purchasers, through broker-dealers  acting  as  agents  for  the  Selling  Security  Holders  or  to broker-dealers who may purchase the Selling Security Holders' Securities as principals and thereafter sell such Securities from time to time in the over-the-counter market, in negotiated transactions, or otherwise. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holders and/or the purchasers for whom such broker-dealers may act as agents or to whom they may sell as principals, or both.

         The Selling Security Holders and any broker-dealers who act in connection with the sale of the Securities hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and profit on any sale of the Securities as principal might be deemed to be underwriting discounts and commissions under the Securities Act.


                            SELLING SECURITY HOLDERS

         An aggregate of up to 950,000 shares of Common Stock are being offered for sale by Selling Security Holders. The following table sets forth certain information with respect to the Selling Security Holders. The Company will not receive any of the proceeds from the sale of the shares of Common Stock, although it will receive proceeds from the exercise of the Warrants, if exercised.


                                               Beneficial                                          Beneficial
                                               Ownership of                                        Ownership of
                                               Shares of                                           Shares of
Selling Security Holders                       Common Stock              Securities to be          Common Stock
                                               Prior to Sale             Sold                      After Sale

RBB Bank Aktiengesellschaft                    550,000                   550,000                   0

JW Charles Securities, Inc.                    400,000                   400,000                   0

                                  LEGAL MATTERS

         Certain legal matters with respect to the shares of Common Stock offered hereby have been passed upon for the Company by Oscar D. Folger, Esq., New York, New York.

                                     EXPERTS

         The financial statements of Pen Interconnect, Inc., as of September 30, 1997, and for each of the two years then ended, incorporated by reference from the Company's annual report on Form 10-KSB for the fiscal year ended September 30, 1997, have been audited by Grant Thornton LLP, independent certified public accountants, as set forth in their report appearing therein, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.


                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The following documents, which have been filed with the Commission by the Company, are incorporated herein by reference and made a part hereof. The Commission file number for all documents which are incorporated by reference is 1-14072.

               (1) Annual Report on Form 10-KSB as of September 30, 1997 and for each of the two years then ended, as amended.

               (2) The section entitled "Description of Securities" in the Company's registration statement on Form SB-2 (Registration No. 33-96444-D, declared effective on November 17, 1995.

         In addition, all documents filed by the Company pursuant to Sections 13
(a), 13 (c), 14 and 15 (d) of the Exchange Act, prior to the termination of the offering of the securities covered by this Prospectus or the filing of a post-effective amendment which indicates that all securities have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated in this Prospectus and made a part hereof by reference from the date of filing each such document. Any statement contained in an earlier document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded to constitute a part of this Prospectus.

                                 INDEMNIFICATION

     The Certificate of Incorporation of the Company provides that all directors, officers, employees and agents of the Company shall be entitled to be indemnified by the Company to the fullest extent permitted by law. The Certificate of Incorporation also provides as follows:

The corporation shall, to the fullest extent permitted by the Act, as the same may be amended and supplemented, indemnify all directors, officers, employees, and agents of the corporation whom it shall have power to indemnify thereunder from and against any and all of the expenses, liabilities, or other matters referred to therein or covered thereby. Such right to indemnification or advancement of expenses shall continue as to a person who has ceased to be a director, officer, employee, or agent of the corporation, and shall inure to the benefit of the heirs, executives, and administrators of such persons. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement may be entitled under any bylaw, agreement, vote of shareholders or of disinterested directors or otherwise. The corporation shall have the right to purchase and maintain insurance on behalf of its directors, officers, employees or agents to the full extent permitted by the Act, as the same may be amended or supplemented.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


                              AVAILABLE INFORMATION

         This Prospectus contains certain information concerning the Company and its securities, but does not contain all the information set forth in the Registration Statement and the Exhibits thereto filed with the Commission under the Securities Act of 1933, as amended, to which reference is made. Any summary from the Exhibits contained in this Prospectus is necessarily incomplete and must not be considered as a full statement of the provisions of such instruments.

                             PEN INTERCONNECT, INC.




                         950,000 shares of Common Stock



                         -------------------------------

                                   PROSPECTUS
                         -------------------------------









                                February __, 1998

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

Securities and Exchange Commission Registration Fee         $      796
Nasdaq Listing Fee                                              17,500
Printing and Engraving                                           2,000
Transfer Agent's Fee and Expenses                                1,000
Legal Fees and Expenses                                          8,000
Blue Sky Qualification Fees and Expenses                        10,000
Accountants' Fees and Expenses                                   5,000
Miscellaneous Expenses                                           5,704
                                                                ------

Total                                                         $ 50,000
                                                              ========


Item 15.  Indemnification of Directors and Officers

         The Company has entered into agreements with each director and officer in which the Company agrees to indemnify each director and officer to the maximum extent permitted by law.

     The Company's Certificate of Incorporation provides that all directors, officers, employees and agents of the Registrant shall be entitled to be indemnified by the Company to the fullest extent permitted by law. The Certificate of Incorporation also provides as follows:

         The corporation shall, to the fullest extent permitted by the Act, as the same may be amended and supplemented, indemnify all directors, officers, employees, and agents of the corporation whom it shall have power to indemnify thereunder from and against any and all of the expenses, liabilities, or other matters referred to therein or covered thereby. Such right to indemnification or advancement of expenses shall continue as to a person who has ceased to be a director, officer, employee, or agent of the corporation, and shall inure to the benefit of the heirs, executives, and administrators of such persons. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement may be entitled under any bylaw, agreement, vote of shareholders or of disinterested directors or otherwise. The corporation shall have the right to purchase and maintain insurance on behalf of its directors, officers, employees or agents to the full extent permitted by the Act, as the same may be amended or supplemented.

         Sections 16.10a-902 and 16.10a-903 of the Utah Revised Business Corporation Act concerning indemnification of officers, directors, employees and agents are set forth below.

         16-10a-902        Authority to Indemnify Directors.

         (1) Except as provided in Subsection (4), a corporation may indemnify an individual made a party to a proceeding because he is or was a director, against liability incurred in the proceeding if:

         (a)      his conduct was in good faith; and

         (b) he reasonably believed that his conduct was in, or not opposed to the corporation's best interests; and (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

         (2) A director's conduct with respect to any employee benefit plan for a purpose he reasonably believed to be in or not opposed to the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of Subsection (1)(b).

         (3) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contender or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

         (4) A corporation may not indemnify a director under this section:

                  (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

                  (b) in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in his official capacity, in which proceeding he was adjudged liable on the basis that he derived an improper personal benefit.

                  (c) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

         16-10a-903        Mandatory Indemnification of Directors.

         Unless limited by its articles of incorporation, a corporation shall indemnify a director who was successful, on the merits or otherwise, in the defense of any proceeding, or in the defense of any claim, issue or matter in the proceeding, to which he was a party because he is or was a director of the corporation, against reasonable expenses incurred by him in connection with the proceeding or claim with respect to which he has been successful.


         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 16. Exhibits.

Exhibit No.           Description

3.1      Restated Certificate of Incorporation, as amended (1)

3.2      By-Laws (1)

5.1      Opinion and Consent of Oscar D. Folger, Esq.

10.1     Form of Warrants

10.2     Form of Convertible Debenture

23.1     Consent of Oscar D. Folger, Esq.

23.2     Consent of Grant Thornton LLP

(1) Incorporated by reference from registration statement on Form SB-2, File No. 33-96444-D

Item 17.  Undertakings

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any fact or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the high and low and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (1) (i) and (1) (ii) do not apply if the registration statement is on Form S-3, or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and authorized this registration statement to be signed on its behalf by the undersigned in Salt Lake City, Utah as of the 5th day of February, 1998.

                              PEN INTERCONNECT, INC.

                              By  /s/ James S. Pendleton
                                 James S. Pendleton,
                                Chairman/ Chief Executive Officer


         Each person whose signature appears below hereby constitutes and appoints James S. Pendleton as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933. Pursuant to the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated.

Signature                                   Title                  Date


 /s/ James S. Pendleton             CEO and Chairman            February 5, 1998
--------------------------
James S. Pendleton


/s/ Wayne R. Wright                 Vice Chairman and CFO       February 5, 1998
-------------------
Wayne R. Wright                    (Principal Accounting and
                                    Financial Officer)


/s/ C. Reed Brown                   Director                    February 5, 1998
---------------------------
C. Reed Brown


/s/ Stephen J. Fryer                Director and Senior Vice    February 5, 1998
--------------------
Stephen J. Fryer                    President of Investor Relations
                                    and Marketing


/s/ James Harward
James Harward                       Director                    February 5, 1998

Exhibit 10.1

THIS WARRANT AND THE STOCK ISSUABLE UPON THE EXERCISE HEREOF CAN BE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT, UNLESS, IN THE OPINION OF COUNSEL OF THE COMPANY OR COUNSEL OF THE REGISTERED HOLDER, SUCH REGISTRATION IS NOT THEN REQUIRED.


Date of Issuance: December 3, 1997
As of October 20, 1997
Expiration Date: November 26, 2002


      THIS CERTIFIES THAT, for value received, the party named immediately below




("Holder"), or permitted transferee in accordance with Section 11 hereof, or its registered assigns (the "Registered Holder" or "Registered Holders"), is entitled to purchase from Pen Interconnect, INC., a corporation (the "Company"), 345,000 shares of common stock, par value $.001 per share (the "Common Stock"), of the Company set forth above, subject to adjustment pursuant to Section 4 hereof, at the price of $2.50 per share of Common Stock, subject to adjustment pursuant to Section 3 hereof (the "Exercise Price"). These purchase rights are granted as contemplated by Paragraph 2 of that certain Finder's Agreement dated as of October 20, 1997, among the Company and Holder, subject to the following provisions:

                                    Section 1
                               Certain Definitions

         As used in this Warrant, the following terms have the meanings set forth below:

         "Agreement" is the Finder's Agreement dated as of October 20, 1997 among the Company and Holder.

         "Agreement Date" means the date of the Agreement.

         "Commission" means the Securities and Exchange Commission.

         "Common Stock" means the Company's common stock, $.001 par value per share.

         "Common Stock Deemed Outstanding" means the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed at and previous to any given time to be outstanding pursuant to
Section 3 of this Warrant.

         "Date of Issuance" is the date set forth on the front page of this Warrant, and the terms "date hereof," "date of this Warrant," and similar expressions shall be deemed to refer to the Date of Issuance.
         "Exercise Period" means the period of time commencing at 12:01 A.M., Eastern Time, on the Date of Issuance and ending at 5:00 P.M., Eastern Time, on the fifth anniversary date of the Date of Issuance.

         "Fair Value" means a value determined jointly by the Company and the Registered Holders of Warrants representing at least fifty percent (50%) of the Common Stock purchasable upon the exercise of all the Warrants then outstanding; provided that if such parties are unable to reach agreement, such "Fair Value" shall be determined by an appraiser jointly selected by the Company and the Registered Holders of Warrants representing at least twenty-five percent (25%) of the Common Stock purchasable upon the exercise of all the Warrants then outstanding at the Company's sole expense and cost.

         "Market Price" means, as to any security immediately transferable without restriction, the average of the closing prices of such security's sales on the principal domestic securities exchange on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the bid and asked prices quoted on Nasdaq as of the close of trading in New York City on such day, in each such case averaged over a period of twenty
(20) consecutive business days consisting of the business day immediately preceding the day as of which Market Price is being determined and the 19 consecutive business days prior to such day; provided that if such security is listed on any principal domestic securities exchange or quoted on Nasdaq, the terms "business day" and "business days" mean a day or days, as applicable, on which such exchange or Nasdaq is open for trading or quotation, as the case may be, notwithstanding whether any quotation is available on any particular business day and, if not, then the Market Price shall be determined based upon those remaining days during the aforesaid 20 day period for which quotations are available. If any security is not immediately transferable without restriction, or is not listed on any principal domestic securities exchange or quoted on Nasdaq, the Market Price shall be the Fair Value thereof.

         "Nasdaq" means the National Market System or the Small Cap Market of The Nasdaq Stock Market, excluding the Nasdaq Bulletin Board, or successor interdealer quotation systems having substantially the same listing criteria that may in the future be used generally by members of the National Association of Securities Dealers, Inc. for over-the-counter transactions in securities.

         "Person" means an individual, a partnership, a corporation, a trust, a joint venture, an unincorporated organization, a government and any department and agency thereof.

         "Stock" means shares of the Company's Common Stock authorized but unissued as of the Date of Issuance, issued or issuable upon exercise of this Warrant, provided that if there is a change such that the securities issued or issuable upon exercise of this Warrant are issued by an entity other than the Company, or there is a change in the class of securities so issuable, then the term "Stock" shall mean shares of any security issued or issuable upon exercise of the Warrant if such security is issuable in shares, or shall mean units of any such security issued or issuable, if such security is not issuable in shares.

         "Warrant" and "Warrants" means this Warrant and all other Warrants issued as contemplated by the Agreement, and all Warrants issued or issuable in exchange or substitution for this Warrant or any such other warrant pursuant to the terms hereof or thereof, as the case may be.

                                    Section 2
                               Exercise of Warrant

         .1 Exercise Period. The Registered Holder may exercise this Warrant, in whole or in part, at any time and from time to time, during the Exercise Period, and the exercise hereof may be for such whole number of Stock as the Registered Holder may, in its sole discretion, decide.

         .2         Exercise Procedure.

                    (a) This Warrant shall be deemed to have been exercised at such time as the Company has received all of the following items (the "Exercise Date"):

                         (i) a completed Exercise Agreement, as described below,
executed by the Person exercising all or part of the purchase rights represented by this Warrant (the "Purchaser");

                         (ii) this  Warrant  (subject to delivery by the Company
of a new Warrant with respect to any unexercised portion, as provided in Paragraph (b) of Subsection 2.2);

                         (iii) if this Warrant is not  registered in the name of
the Purchaser, an Assignment or Assignments substantially in the form set forth as Exhibit II hereto, evidencing the assignment of this Warrant to the Purchaser; and

                         (iv)  if  the  Purchaser  has  elected  not  to  make a
Cashless Exercise as provided in Paragraph (b) of this Subsection 2.2, a certified or bank check or other certified funds payable to the Company in an amount equal to the product of the Exercise Price multiplied by the number of Stock being purchased upon such exercise.

                    (b) Certificates for Stock purchased upon exercise of this Warrant shall be delivered by the Company to the Purchaser within three (3) business days after the Exercise Date. However, if the Purchaser has elected to make a "Cashless Exercise" as herein described, the Company shall deliver certificates for the number of shares that results from subtracting, from the total number of Stock otherwise deliverable upon exercise, the number of Stock whose value, calculated using the highest offer for the sale of Common Stock quoted on any principal domestic securities exchange or on Nasdaq beginning with the twentieth (20th) business day immediately preceding the Exercise Date and ending with the business day immediately preceding the date of the actual issuance of certificates for Stock purchased upon exercise, is equal to the value of the payment otherwise required for exercise by Paragraph (a)(iv) of this Subsection 2.2. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company shall, in addition to certificates for Stock, prepare upon exercise of this Warrant a new Warrant representing the rights formerly represented by this Warrant that have not expired or been exercised. The Company shall, within three (3) business days after the Exercise Date, deliver such new Warrant to the Persons designated for delivery in the Exercise Agreement.

                    (c) Except as otherwise required by Paragraph (b) of this Subsection 2.2, the Stock issuable upon the exercise of this Warrant shall be deemed to have been issued to the Purchaser on the Exercise Date, and the Purchaser shall be deemed for all purposes to have become the record holder of such Stock on the Exercise Date.

                    (d) The issuance of certificates for Stock upon exercise of this Warrant shall be made without charge to the Registered Holder or the Purchaser for any issuance tax in respect thereof or any other cost incurred by the Company in connection with such exercise and the related issuance of Stock.

                    (e) The Company shall not close its books for the transfer of this Warrant or of any Stock in any manner that interferes with the timely exercise of this Warrant. The Company shall from time to time take all such action as may be necessary to assure that the par value per share of the unissued Stock is at all times equal to or less than the Exercise Price then in effect.

         .3 Exercise Agreement. The Exercise Agreement shall be substantially in the form set forth as Exhibit I hereto, except that if Stock is not to be issued in the name of the Registered Holder of this Warrant, the Exercise Agreement shall also state the name of the Persons to whom Stock is to be issued, and if the number of Stock purchased does not include all of such Stock purchasable hereunder, it shall also state the name of the Persons to whom new Warrants for the unexercised portion of the rights hereunder are to be delivered.

     .4 Fractional Portions of Stock. If a fractional portion of Stock would be issuable upon exercise of the rights represented by this Warrant, the Company shall, within three (3) business days after the Exercise Date, deliver to the Purchaser a check payable to the Purchaser, in lieu of such fractional portion of Stock, in an amount equal to the Market Price of such fractional portion of Stock as of the close of business on the Exercise Date.
                                    Section 3
                                 Exercise Price

         .1         General.

                    (a) The initial Exercise Price of this Warrant is set forth on the front page of this Warrant. In order to prevent dilution of the rights granted under this Warrant, the Exercise Price shall be subject to adjustment from time to time pursuant to this Section 3.

                    (b) If and whenever the Company issues or sells, or in accordance with Subsection 3.2 is deemed to have issued or sold, any shares of its Common Stock for a consideration per share less than the Exercise Price in effect immediately prior to the time of such issuance or sale (except for the issuance or deemed issuance of securities in a transaction described in Paragraph (c) of this Subsection 3.1), then immediately upon each such issuance or sale the Exercise Price shall be reduced to a price determined by multiplying the Exercise Price in effect immediately prior to the issuance or sale by a fraction, the numerator of which shall be the sum of (i) the number of shares of Common Stock actually outstanding prior to the issuance or sale and (ii) the number of shares of Common Stock that the minimum aggregate amount receivable by the Company upon such issuance or sale on that occasion would purchase at the initial Exercise Price, and the denominator of which shall be the number of shares of Common Stock actually outstanding and Common Stock Deemed Outstanding under Subsection 3.2 immediately after such issuance or sale.

                    (c) The existence and any exercise of any option, warrant, or other right to purchase Common Stock, that is outstanding on the Agreement Date shall be excluded from the operation of Paragraph (b) of this Subsection
3.1 and from the operation of Subsection 3.2.

           .2       Effect on Exercise Price of Certain Events. For purposes of determining the adjusted

Exercise Price under Subsection 3.1 above, the following provisions shall be applicable:

                    (a)  Issuance of Rights and  Options.  If the Company in any
manner grants any rights or options to subscribe for or to purchase Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities") and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Exercise Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of this paragraph, the "price per share for which Common Stock is issuable upon exercise of such Options or upon conversion or exchange of such Convertible Securities" shall be determined by dividing (i) the total amount, if any, received by the Company as consideration for the granting of such Options plus the minimum aggregate amount of additional consideration payable to the Company upon exercise of all such Options plus, in the case of Options that relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange of such Convertible Securities, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options and upon the conversion or exchange of all Convertible Securities issuable upon the exercise of such Options.

                    (b) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities, and the price per share for which Common Stock is issuable upon conversion or exchange of such Convertible Securities is less than the Exercise Price in effect immediately prior to the time of such issuance or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of this paragraph, the "price per share for which Common Stock is issuable upon such conversion or exchange" shall be determined by dividing (i) the total amount received by the Company as consideration for the issuance or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities.

                    (c) Change in Option Price and Conversion Rate.
If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, then the Exercise Price in effect at the time of such change shall be reduced to the Exercise Price that would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration, or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

                    (d) Calculation of Consideration Received. If any Common Stock, Options, or Convertible Securities are issued or sold or deemed to have been issued or sold for consideration that includes unrestricted cash, then the amount of cash consideration actually received by the Company shall be deemed to be the full monetary value of the unrestricted cash portion thereof. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for a consideration part or all of which is other than unrestricted cash, then the amount of the consideration other than unrestricted cash received by the Company shall be deemed to be the Reasonable Value of such consideration.

                    (e) Integrated Transactions. If any Option is issued in connection with the issuance or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued without consideration.

                    (f) Treasury Shares. The number of shares of Common Stock Deemed Outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any shares so owned or held shall be considered an issuance or sale of Common Stock.

         .3 Subdivision and Combination of Common Stock; Stock Dividends. If the Company shall at any time after the date hereof (a) issue any shares of Common Stock or Convertible Securities, or any rights to purchase Common Stock or Convertible Securities as a dividend upon Common Stock, (b) issue any shares of Common Stock in subdivision of outstanding shares of Common Stock by reclassification, stock split or otherwise, or (c) combine outstanding shares of Common Stock by reclassification, reverse stock split or otherwise, then the Exercise Price that would apply if purchase rights hereunder were being exercised immediately prior to such action by the Company shall be reduced only by multiplying it by a fraction, the numerator of which shall be the number of shares of Common Stock Deemed Outstanding immediately prior to such dividend, subdivision or combination and the denominator of which shall be the number of shares of Common Stock Deemed Outstanding immediately after such dividend, subdivision or combination.

     .4 Certain Dividends and Distributions. If the Company shall declare a dividend or distribution upon the Common Stock payable otherwise than out of earnings or earned surplus and otherwise than in Common Stock, Options or Convertible Securities, the Exercise Price shall be reduced by an amount equal, in the case of a dividend or distribution in cash, to the amount thereof payable per share of the Common Stock or, in the case of any other dividend or distribution, to the Fair Value of such dividend or distribution per share of Common Stock. For purposes of the foregoing, a dividend or distribution other than in cash shall be considered payable out of earnings or earned surplus only to the extent that such earnings or earned surplus are charged an amount equal to the Fair Value of such dividend or distribution. Such reductions shall take effect as of the date on which a record is taken for the purpose of such dividend or distribution, or, if a record is not taken, the date as of which the holders of Common Stock of record entitled to such dividend or distribution are to be determined.

     .5 Manner of Calculating Adjustments; No De Minimis Adjustments. The calculation of each adjustment of the Exercise Price shall be made accurate to the nearest ten- thousandth. No adjustment of the Exercise Price shall be made if the amount of such adjustment would be less than one cent per share. In such case any adjustment that otherwise would be required to be made shall be carried forward and shall be made at the time and together with the next subsequent adjustment that, together with any adjustment or adjustments so carried forward, shall amount to not less than one cent per share.

                                    Section 4
                             Adjustment of Number of

                          Stock Issuable upon Exercise

         Upon each reduction of the Exercise Price pursuant to Section 3 hereof, the Registered Holder shall thereafter (until another such reduction ) be entitled to purchase, at the Exercise Price in effect on the date purchase rights under this Warrant are exercised, the number of Stock, calculated to the nearest whole number of Stock, determined by (a) multiplying the number of Stock purchasable hereunder immediately prior to the reduction of the Exercise Price by the Exercise Price in effect immediately prior to such reduction, and (b) dividing the product so obtained by the Exercise Price in effect on the date of such exercise.


                                    Section 5
                            Effect of Reorganization,
       Reclassification, Consolidation, Merger, Sale or Other Disposition

         If at any time while this Warrant is outstanding there shall be any reorganization or reclassification of the capital stock of the Company (other than a subdivision or combination of shares provided for in Subsection 3.3 hereof), any consolidation or merger of the Company with another corporation (other than a consolidation or merger in which the Company is the surviving entity and which does not result in any change in the Common Stock), or any sale or other disposition by the Company of all or substantially all of its assets to any other corporation, then the Registered Holder shall thereafter upon exercise of this Warrant be entitled to receive the Stock and other securities and property of the Company, or of the successor corporation resulting from consolidation or merger, as the case may be, to which Purchasers of Stock would have been entitled upon such reorganization, reclassification of capital stock, consolidation, merger, sale or other disposition if this Warrant had been exercised immediately prior to such reorganization, reclassification, consolidation, merger, sale or other disposition. In any such case, appropriate adjustment (as determined jointly by the Company and the Registered Holders of Warrants representing at least fifty percent (50%) of the Stock purchasable upon the exercise of all Warrants then outstanding ) shall be made in the application of the provisions set forth in this Warrant with respect to the rights and interests thereafter of the Registered Holder to the end that the provisions set forth in this Warrant shall thereafter be applicable, as near as reasonably may be, in relation to any Stock or other securities or property thereafter deliverable upon the exercise hereof as if this Warrant had been exercised immediately prior to such reorganization, reclassification of capital stock, consolidation, merger, sale or other disposition and the Registered Holder hereof had carried out the terms of the exchange as provided for by such reorganization, reclassification of capital stock, consolidation, merger, sale or other disposition. If in any such reorganization, reclassification, consolidation, merger, sale or other disposition, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for or of a security of the Company other than Common Stock deliverable from exercise of this Warrant, any such issue shall be treated as an issue of Common Stock covered by the provisions of Section 3, with the amount of the consideration received upon the issue thereof being determined under Paragraph (e) of Subsection 3.2. The Company shall not effect any such reorganization, consolidation, merger, sale or other disposition unless, upon or prior to the consummation thereof, the successor corporation shall assume by written instrument the obligation to deliver to the Registered Holder such shares of stock or other securities, cash or property as such Registered Holder shall be entitled to purchase in accordance with this Warrant's provisions.

                                    Section 6
                              Notice of Adjustment

         Immediately upon any adjustment of the Exercise Price, the Company shall send written notice thereof to all Registered Holders, stating the adjusted Exercise Price and the number of Stock purchasable upon exercise of this Warrant and setting forth in reasonable detail the method of calculation for such adjustment. When possible, such notice shall be given in advance and included as part of any notice required to be given pursuant to Section 7 below.


                                    Section 7
                         Prior Notice of Certain Events

         If at any time:

                    (a) the Company shall pay any dividend payable in stock upon its Common Stock or make any distribution (other than cash dividends) to the holders of its Common Stock of record;

                    (b) the Company shall offer for subscription pro rata to the holders of its Common Stock of record any additional shares of stock of any class or any other rights;

                    (c) there shall be any reorganization or reclassification of the capital stock of the Company, any consolidation or merger of the Company with another corporation, or a sale or other disposition of all or substantially all its assets;

                    (d) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company; or

                    (e) the Company shall file any registration statement pursuant to the Securities Act of 1933, as amended (the "Act")

then, in each such case, the Company shall give prior written notice of the date on which (i) the books of the Company shall close or a record shall be taken for such stock dividend, distribution, subscription or other rights or (ii) such reorganization, reclassification, consolidation, merger, sale or other disposition, dissolution, liquidation, winding up or filing of a registration statement shall take place, as the case may be. A copy of each such notice shall be sent simultaneously to each transfer agent of the Company's Common Stock. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in said dividend, distribution, subscription, registration or other rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale or other disposition, dissolution, liquidation, winding up or filing, as the case may be, and in any case contemplated by Paragraph (d) of Subsection 3.2, shall include the Company's calculation of Reasonable Value, which shall in such cases be 50% of the Fair Value of the consideration whose Reasonable Value requires determination. Such written notice shall be given at least 30 days prior to the record date or the effective or filing date, whichever is earlier, of the subject action or other event.

         If any action or event not listed above would require adjustment to the Exercise Price, then the Company shall give prior written notice thereof, in substance as set forth above, to Registered Holders at their addresses and in the manner provided in Subsection 15.3.

                                    Section 8
                          New Pro Rata Purchase Rights

         If at any time prior to the expiration of the Exercise Period the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the holders of Common Stock of record (the "Purchase Rights"), then the Registered Holder shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights that such Registered Holder could have acquired if such Registered Holder had held the number of Stock acquirable upon exercise of this Warrant had this Warrant been fully exercised immediately prior to the date on which a record was taken for the grant, issuance or sale of such Purchase Rights, or, if no such record was taken, the date as of which the holders of Common Stock of record were determined for the grant, issuance or sale of such Purchase Rights.

                                    Section 9
                           Reservation of Common Stock

         The Company shall at all times reserve and keep available for issuance upon the exercise of the Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants, and upon such issuance such shares of Common Stock will be validly issued, fully paid and nonassessable.

                                   Section 10
                       No Stockholder Rights or Obligation

         This Warrant shall not entitle the Registered Holder to any voting rights or other rights as a stockholder of the Company. No provision of this Warrant, in the absence of affirmative action by the Registered Holder to purchase Stock, and no enumeration in this Warrant of the rights or privileges of the Registered Holder, shall give rise to any obligation of such Registered Holder for the payment of the Exercise Price of Stock acquirable by exercise hereof (in the absence of such actual exercise) or as a stockholder of the Company.

                                   Section 11
                    Exchangeable for Different Denominations

         This Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, as set forth on the front page hereof, and each of such new Warrants will represent such portion of such rights as is designated by the Registered Holder at the time of such surrender. The date the Company initially issued this Warrant, which is set forth on the front page hereof, shall be deemed to be the "Date of Issuance" of this Warrant and any Warrant exchanged or substituted therefore, regardless of the dates on which new Warrants representing the unexpired and unexercised rights formerly represented by this Warrant are issued.

                                   Section 12
                                 Transferability

         Subject only to the transfer conditions referred to in this Section 12, this Warrant and all rights hereunder are transferable, in whole or in part, without restriction and without charge to the Registered Holder, upon surrender of this Warrant with a properly executed Assignment (substantially in the form of Exhibit II hereto) at the principal office of the Company. This Warrant and the Stock issued upon exercise hereof may not be offered, sold or transferred except in compliance with the Act and any applicable state securities laws, and then only against receipt of an agreement of the Person to whom such offer or sale is made to comply with the provisions of this Section 12 with respect to any resale or other disposition of such securities; provided, that no such agreement shall be required from any Person purchasing this Warrant or any Stock pursuant to a registration statement effective under the Act. The Registered Holder agrees that, prior to the disposition of any Stock purchased on the exercise hereof under circumstances that might require registration of such Stock under the Act, or any similar statute then in effect, the Registered Holder shall give written notice to the Company, expressing its intention as to such disposition. Within one (1) business day after receiving such notice, the Company shall present a copy thereof to its securities counsel. If, in the opinion of such counsel, which shall be rendered within five (5) business days after receiving such notice, or in the opinion of the Registered Holder's own counsel, the proposed disposition does not require registration of such Stock under the Act, or any similar statute then in effect, the Company shall, within two (2) business days of the rendering of such opinion, notify the Registered Holder of such opinion, whereupon the Registered Holder shall be entitled to dispose of such Stock in accordance with the terms of the notice delivered by the Registered Holder to the Company. The above agreement by the Registered Holder shall not be deemed to limit or restrict in any respect the exercise of rights set forth in Section 13 hereof.

                                   Section 13
                               Registration Rights

     .1 Demand Rights. At any time during the Exercise Period, the Registered Holders of Warrants or Stock whose holdings thereof comprise a majority of Stock purchasable upon the exercise of outstanding Warrants and of outstanding Stock not previously covered by a registration statement as contemplated by this Section 13 (collectively, the "Warrant Securities") shall have the right to require the Company to (a) prepare and file with the Commission, within 10 days of the date of a written demand, if the filing so demanded is then permitted under the Act to be made using Form S-8 or equivalent form that the Commission may hereafter prescribe, or if not, then within 30 days of the date of a written demand, up to 2 new registration statements under the Act (or, in lieu of either, a post-effective amendment or amendments to a registration statement, if then permitted under the Act), covering all or any portion of the Stock underlying the Warrants, and to use its best efforts to obtain promptly and maintain the effectiveness thereof for at least one hundred twenty (120) days and (b) register or qualify the subject Stock for sale in up to ten (10) states identified by such Registered Holders. The Company shall bear all expenses incurred in the preparation and filing of the registration statement or post-effective amendment (and related state registrations, to the extent permitted by applicable law) and the furnishing of copies of the preliminary and final prospectus thereof to such Registered Holders.

         .2 "Piggyback" Rights. In addition, if at any time during the Exercise Period, the Company shall prepare and file one or more post-effective amendments to a registration statement, or a new registration statement under the Act, with respect to a public offering of equity or debt securities of the Company, whether by the Company or by others Persons, then the Company shall include in any such post-effective amendment or registration statement such information as may be required to permit a public offering of Warrant Securities held by any Registered Holders requesting inclusion of their Warrant Securities; provided that where such offering is to be an underwritten offering, and in the opinion of the Company's managing underwriter the inclusion of the Warrant Securities requested to be registered, when added to the other securities being registered, would exceed the maximum amount of the Company's securities that can be marketed without otherwise materially and adversely affecting the entire offering, then the Company may exclude from such offering a portion of the Warrant Securities requested to be so registered, so that the total number of securities to be registered is within the maximum number of shares that, in the opinion of the managing underwriter, may be marketed without otherwise materially and adversely affecting the entire offering; provided, that the entire amount of any previously issued securities other than Warrant Securities that are proposed to be registered shall be excluded before the exclusion of any portion of the Warrant Securities for which registration was requested. Each Registered Holder of Warrant Securities for whose account any such securities may be included in a post-effective amendment or registration statement shall have the unrestricted right to withhold from inclusion in the underwritten securities, without regard to whether registration was requested, any or all of that Registered Holder's Warrant Securities. The Company shall bear all fees and expenses incurred by it in connection with the preparation and filing of such post-effective amendment or new registration statement. In the event of such a proposed registration, the Company shall furnish the then Registered Holders of Warrant Securities with not less than thirty (30) days' written notice prior to the proposed date of filing of such post-effective amendment or new registration statement. Such notice shall continue to be given by the Company to Registered Holders of Warrant Securities, with respect to subsequent registration statements or post-effective amendments filed by the Company, until such time as all of the Stock has been registered or may be sold without registration under the Act or applicable state securities laws and regulations, and without limitation as to volume pursuant to Rule 144 under the Act. The Registered Holders of

Warrant  Securities  shall exercise the rights  provided for in this  Subsection
13.2 by giving written notice to the Company, within twenty (20) days of receipt of the Company's notice of its intention to file a post-effective amendment or new registration statement.

         .3 Use of Prospectus. The Registered Holder, upon receipt of notice from the Company of the occurrence of an event which requires a post-effective amendment to a registration statement or an amendment or a supplement to the prospectus included therein, shall promptly discontinue the sale of his Stock until it has received copies of a supplemented or amended prospectus from the Company, and until such receipt, the running of any minimum period of effectiveness required by Subsection 13.1 shall be tolled.

                                   Section 14
                                 Indemnification

                    (a) By the Company. The Company shall indemnify, to the full extent permitted by law, the Registered Holder, its directors and officers (if applicable) and each person, if any, who controls the Registered Holder within the meaning of Section 15 of the Act, against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact necessary to make the statements therein (in the case of the prospectus or any preliminary prospectus, in light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information with respect to the Registered Holder furnished in writing to the Company by the Registered Holder expressly for use therein.

                    (b) By the Registered Holder. In connection with any registration statement in which the Registered Holder is participating, the Registered Holder shall indemnify, to the full extent permitted by law, the Company, its directors and officers and each person who controls the Company (within the meaning of Section 15 of the Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact necessary to make the statements therein (in the case of the prospectus or any preliminary prospectus, in light of the circumstances under which they were made) not misleading, but only insofar as the same are caused by or contained in any information with respect to the Registered Holder furnished in writing to the Company by the Registered Holder expressly for use therein.

                    (c) Indemnification Procedures. Any person who is entitled to indemnification under this Section 14 shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. Whether or not such defense is assumed by the indemnifying party, the indemnifying party shall not be subject to any liability for any settlement made without its consent. No indemnifying party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and other indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

                    (d)  Contribution.  If for  any  reason  an  indemnification provision of this Section 14 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by the indemnified party as a result of any such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or omission to state material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                    (e) Actions by Registered Holder. The Registered Holder shall, at his cost and expense, complete, execute and deliver all questionnaires, powers of attorney, undertakings and other documents and instruments, and take all such other actions, as are from time to time reasonably requested by the Company.

                    (f) Survival.  The rights and  obligations set forth in this
Section 14 shall survive the exercise and surrender of this Warrant.

                                   Section 15
                                  Miscellaneous

         .1 Original Issue Taxes. The Company shall pay all United States, state and local (but not foreign) original issue taxes, if any, upon the issuance of this Warrant or the Stock deliverable upon exercise hereof.

         .2 Amendment and Waiver. Except as otherwise provided herein, the provisions of the Warrants may be amended, and the Company may take any action herein prohibited or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Registered Holders of Warrants representing at least fifty percent (50%) of the Stock obtainable upon the exercise of the Warrants outstanding at the time of such consent.

         .3 Notices. Any notices required to be sent to a Registered Holder shall be delivered to the address of such Registered Holder shown on the books of the Company. All notices referred to herein shall be delivered in person or sent by registered or certified mail, postage prepaid, and shall be deemed to have been given when so delivered in person, or on the third business day following the date so sent by mail. Whether or not Holder or an affiliate thereof shall then be a Registered Holder, a copy of any notice sent to any Registered Holder shall be sent to Holder in the manner provided above, at the following addresses:






         .4 Compliance. The Company shall fully compensate Registered Holders and former Registered Holders for any loss that they may sustain as a result of the Company's failure to comply with any provision of the Warrant, including but not limited to any error that the Company may make in adjusting an Exercise Price under Section 3, in adjusting the number of Stock issuable upon exercise under Section 4 and in sending notices and taking other required actions under Sections 6, 7 and 13. This compensation may include, as liquidated damages, at the individual election of the Registered Holders and former Registered Holders affected by the Company's failure to comply with any Warrant provision, adjustments to the Warrant, or the issuance of an additional warrant or Stock, with a Fair Value at least equal to 130% of the value of any deemed loss resulting from the Company's failure to comply with any Warrant provision, as determined by the following formula:

                  LV =     (P1 - P2) X S

         Where :

                  LV =     the value of any deemed loss

               P1 = the greater of (i) the highest closing offer for one share of Stock reported by a domestic securities exchange or Nasdaq, defined for purposes of this calculation only to mean the National Market System, the Small Cap Market and the Bulletin Board ("Pink Sheets") of The Nasdaq Stock Market, and (ii) the highest price paid for the purchase of one share of Stock on a domestic securities exchange or on Nasdaq during the period beginning with the date of the Company's failure to comply with any provision of the Warrant and ending with the business day preceding the first date on which Registered Holders and former Registered Holders have received a compensatory adjustment or issuance covered by a registration statement effective under the Act (the "Compensation Period")

               P2 = the lowest closing bid for one share of Stock reported by a domestic securities exchange or Nasdaq on any day of the Compensation Period

                  S = the total number of Stock that the Registered Holder or former Registered Holder could have sold under a registration statement effective under the Act, but for the Company's failure to comply with the provisions of the Warrant.

                    5. Attorney's Fees; Costs. In any litigation against the Company, including actions for enforcement or interpretation, arising out of the Warrant, prevailing Registered Holders and former Registered Holders shall be entitled to recover from the Company reasonable attorney's fees, costs and expenses.

                    6. Descriptive Headings; Governing Law. The descriptive headings of the sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The construction, validity, and interpretation of this Warrant shall be governed by the laws of the State of Florida, without giving effect to choice of law or conflict of laws principals, and the venue shall be Palm Beach County, Florida

         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed and attested by its duly authorized officers under its corporate seal.

                               PEN INTERCONNECT, INC.

                                 [THE COMPANY], a            corporation

                                 By: /s/ James S. Pendleton

                                     President

[Corporate Seal]

Attest:




Corporate Secretary

                                                                       EXHIBIT I
                               EXERCISE AGREEMENT

To:                                                        Dated:

        THE UNDERSIGNED Registered Holder, pursuant to the provisions set forth by the within Warrant, hereby subscribes for and purchases _____ shares of Stock covered by such Warrant and herewith elects to make


        ( ) a Cashless Exercise at the Exercise Price provided by such Warrant.

        (  )   full cash payment of $___________ for such shares at the Exercise
Price provided by such Warrant.



                              (Signature)



                              (Print or type name)



                              (Address)




        NOTICE: The signature on this Exercise Agreement must correspond with the name as written upon the face of the within Warrant, or upon the Assignment thereof if applicable, in every particular, without alteration, enlargement, or any change whatsoever, and must be Medallion guaranteed by a bank, other than a savings bank, having an office or correspondent in New York, New York, Boca Raton or Miami, Florida, or Atlanta, Georgia, or by a firm having membership on a registered national securities exchange and an office in New York, New York, Boca Raton or Miami, Florida, or Atlanta, Georgia.

                               SIGNATURE GUARANTEE


Authorized Signature:

Name of Bank or Firm:

Dated:

                                                                     EXHIBIT II

                                   ASSIGNMENT

        FOR  VALUE  RECEIVED,  __________________________________________,   the
undersigned Registered Holder hereby sells, assigns, and transfers all of the rights of the undersigned under the within Warrant with respect to the number of Securities covered thereby set forth below, unto the Assignee identified below, and does hereby irrevocably constitute and appoint_______________________ ______________________________________ to effect such transfer of rights on the books of the Company, with full power of substitution:

                                                                 No. of Shares
Name of Assignee              Address of Assignee                of Stock                       No. of Warrants







Dated:
                        (Signature of Registered Holder)


                                                       (Print or type name)


         NOTICE: The signature on this Assignment must correspond with the name as written upon the face of the within Warrant, in every particular, without alteration, enlargement, or any change whatsoever, and must be Medallion guaranteed by a bank, other than a savings bank, having an office or correspondent in New York, New York, Boca Raton or Miami, Florida, or Atlanta, Georgia, or by a firm having membership on a registered national securities exchange and an office in New York, New York, Boca Raton or Miami, Florida, or Atlanta, Georgia.


                               SIGNATURE GUARANTEE


Authorized Signature:

Name of Bank or Firm:

Dated:

Exhibit 10.2

No. _                                                        $50,000 USD


                             PEN INTERCONNECT, INC.

                      $ 1,100,000 3% Convertible Debenture


THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND ARE BEING OFFERED AND SOLD ONLY TO ACCREDITED INVESTORS IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT. SUCH SECURITIES MAY NOT BE REOFFERRED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE APPLICABLE PROVISION OF THE ACT OR ARE EXEMPT FROM SUCH REGISTRATION.

This Debenture is one of a duly authorized issue of Debentures of Pen Interconnect, Inc., a corporation duly organized and existing under the laws of the State of Utah (the "Issuer") designated as its Three (3%) Percent Convertible Debenture due November ___, 1999, in an aggregate face amount not exceeding One Million One Hundred Thousand (USD $ 1,100,000) Dollars, issuable in Fifty Thousand ($50,000) Dollars principal amounts.

For     Value     Received,     the     Issuer     promises     to     pay    to
________________________________ the registered holder hereof and its successors and assigns (the "Holder"), the principal sum of:

                      Fifty Thousand United States Dollars,

on November ___, 1999 (the "Maturity Date"), and to pay interest, as outlined below, at the rate of 3% per annum, on the principal sum outstanding from time to time for the term of the Debenture or until the Debenture is completely converted. The interest so payable will be paid to the person in whose name this Debenture (or one or more predecessor Debentures) is registered on the records of the Issuer regarding registration and transfers of the Debenture (the
"Debenture Register"), provided, however, that the Issuer's obligation to a transferee of this Debenture arises only if such transfer, sale or other disposition is made in accordance with the terms and conditions of the Subscription Agreement dated as of November ___, 1997 between the Issuer and Holder (the "Subscription Agreement"). Holder shall be entitled to receive interest, which shall accrue and be payable quarterly, in cash or the Issuer's common stock, $.01 par value per share ("Common Stock"), at the option of the Board of Directors of the Issuer. The interest shall be accrued on last day of each fiscal quarter of the Issuer (March 31, June 30, September 30 and December
31). If the Issuer exercises its option to pay a quarterly dividend in shares of Common Stock, the number of shares which Holder will receive shall be computed by dividing the interest due in such quarter by the closing bid price of a share of the Common Stock on the last day of the quarter in which the interest accrued. The Holder shall waive its right to receive such interest in the event this Debenture is converted to Common Stock during the six calendar months following the date of this Debenture. Accordingly, interest shall be held by the Issuer until six months following the date of this Debenture. Thereafter, interest shall be payable ten (10) business days following the end of the fiscal quarter in which accrued.

                  The principal of, and interest on, this Debenture are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the address last appearing on the Debenture register of the Issuer as designated in writing by the Holder hereof from time to time. The Issuer will pay the principal of and all accrued and unpaid interest due upon this Debenture on the Maturity Date, less any amounts required by law to be deducted or withheld, to the Holder at the last address on the Debenture Register. The forwarding of such check shall constitute a payment of principal and interest hereunder and shall satisfy and discharge the liability for principal and interest on the Debenture to the extent of the sum represented by such check plus any amounts so deducted.

The Debenture is subject to the following additional provisions:

                  1. The Debenture is exchangeable for like Debentures in equal aggregate principal amount of authorized denominations, as requested by the Holders surrendering the same. No service charge will be made for such registration or transfer or exchange.

                  2. The Issuer shall be entitled to withhold from all payments of principal of, and interest on, this Debenture any amounts required to be withheld under the applicable provisions of the United States Income Tax or other applicable laws at the time of such payments.

                  3. This Debenture has been issued subject to investment representations of the original Holder hereof and may be transferred or exchanged in the United States of America only in compliance with Securities Act of 1933, as amended (the "Act") and applicable state securities laws. Prior to the due presentment for such transfer of this Debenture, the Issuer and any agent of the Issuer may treat the person in whose name this Debenture is duly registered on the Issuer's Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and all other purposes, whether or not this debenture is overdue, and neither the Issuer nor any such agent shall be affected by notice to the contrary. The transferee shall be bound, as the original Holder by the same representations and terms described herein and under the Subscription Agreement.

         4.       Terms of Conversion.

         (a) Conversion Date. The Holder is entitled, at its option, to convert the Debentures into shares of the Common Stock as follows: on the earlier of (1) One third (1/3) on the 75th calendar day following the Original Issuance Date, Two thirds (2/3) on the 105th calendar day following the Original Issuance Date, and 100% on the 135th calendar day or (2)One third (1/3) on the next business day following the effective date of the Registration Statement, Two thirds (2/3) on the 30th calendar day following the effective date of the Registration Statement, and 100% on the 60th calendar day following the effective date of the Registration Statement.

         (b) Conversion Price. The Holder has the right to convert any Debentures he owns (except that upon any liquidation of the Issuer, the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the Debentures) into a number of shares of Common Stock equal to the Debenture Face Value multiplied by the number of Debentures to be converted divided by the "Conversion Price," which is defined as the lesser of:

               1. Floating Conversion Price. 80% of the average closing bid price of the Common Stock (the "Average Closing Price"), as reported by the Nasdaq National Market System, Nasdaq

                  SmallCap Market, or NASDAQ Electronic Bulletin Board during the five trading days immediately preceding the date of conversion (the "Conversion Date"), or

                  2.       Maximum Conversion Price.  $ 2.75 per share

                  3. Put Option. If the underlying common stock of Pen Interconnect closes below $ 2.00 for twenty (20) consecutive trading days, the investor has the right to put all or part of his unconverted debentures back to the company for full face value plus any and all unpaid and accrued interest payments. The company will have 14 days to pay the investor his funds.

         In addition, Holder shall be paid interest at a rate yielding three (3%) percent per annum on the amount of cash due, which shall accrue from the date of Holder's Notice of Conversion less any interest previously paid by Issuer.

         No fractional shares or script representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to then nearest whole share.

         (c) Mandatory Conversion. Commencing upon the occurrence of both (1) the 110th calendar day after the effective date of the Registration Statement and (2) 20 consecutive trading days in which the Common Stock shall have had a bid or sale price at or above $5.75 per share, the Issuer shall have the right to convert the Debentures ten (10) business days following delivery of notice thereof to the Holder at the Maximum Conversion Price. Such notice shall be ineffective if during such ten business-day period either: (3) the Common Stock is suspended from trading on the stock exchange or electronic trading system upon which it is listed or (4) the effectiveness of the Registration Statement is suspended by order of the Securities and Exchange Commission.

         5. No provision of this Debenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, and interest on this Debenture at the place, time, and rate, and in the coin or currency herein prescribed.

         6. The Issuer hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owning hereon, regardless of an without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder. The Issuer agrees to pay all costs and expenses, including reasonable attorneys' fees, which may be incurred by the Holder in collecting any amount due or exercising the conversion rights under this Debenture.

     7. If one or more of the following described "Events of Default" shall occur,

     a. The Issuer shall default in the payment of principal or interest on this Debenture and continuance for thirty (30) days; or

     b. Any of the representations or warranties made by the Issuer herein, or in the Subscription Agreement shall have been incorrect in any material respect; or

     c. The Issuer shall fall to perform or observe any other material covenant, term, provision, condition, agreement or obligation of the Issuer under this Debenture and such failure shall continue unaccrued for a period of seven (7) days after notice from the Holder of such failure; or

    d. A trustee, liquidator or receiver shall be appointed for the Issuer or for a substantial part of its property or business without its consent and shall not be discharged within thirty (30) days after such appointment; or

    e. Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Issuer and shall not be dismissed within thirty (30) calendar days thereafter; or

    f. Bankruptcy reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief or debtors shall be instituted by or against the Issuer, and if instituted against the Issuer, Issuer shall by any action or answer approve of, consent to or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding; or

    g. The Issuer's Common Stock is delisted from trading on the NASDAQ National Market unless it is thereupon admitted to trading on the NASDAQ SmallCap Market or a national stock exchange.

Then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may consider this Debenture immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything herein or in any note or other instruments to the contrary notwithstanding, and Holder may immediately, and without expiration of any period of grace, enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law.

         8. In case any provision of this Debenture is held in arbitration, as set forth in the Subscription Agreement, to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Debenture will not in any way be affected or impaired thereby.

         9. This Debenture and the agreements referred to in this Debenture constitute the full and entire understanding and agreement between the Issuer and Holder with respect hereof. Neither this Debenture nor any terms hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Issuer and the Holder.

         10. This Debenture shall be governed by and construed in accordance with the laws of the State of Utah.

         IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed by an officer thereunto duly authorized.


                                     PEN INTERCONNECT, INC.




                                     By:_____________________
                                         Name:  James S. Pendleton
                                         Title:  CEO
                                         Date:  November ___, 1997
                                        ("Original Issuance Date")

Exhibits 5 and 23.1
                                            LAW OFFICES OF OSCAR FOLGER
                                                 521 Fifth Avenue
                                             New York, New York 10175

                                                           February 6, 1998

Pen Interconnect, Inc.
2351 South 2300 West
Salt Lake City, Utah 84119



                    Re: Form S-3 Registration Statement

Gentlemen:

         We have acted as counsel for Pen Interconnect, Inc., a Utah corporation (the "Company"), in connection with the registration by the Company of 950,000 shares of Common Stock, par value $0.01 per share (the "Securities"), which are the subject of a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Act").

         As counsel to the Company we have examined and relied upon the original or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary in order to render the following opinion.

         On the basis of and subject to the foregoing, it is our opinion that the Securities issued or to be issued and sold or to be sold by the Company have been duly authorized and are, or, when issued and sold, will be duly issued and fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

         This opinion is to be used only in connection with the offer and sale of the Securities as variously referred to herein while the Registration Statement is in effect.


                                Very truly yours,

                               /s/ Oscar D. Folger

Exhibit 23.2





                         CONSENT OF INDEPENDENT AUDITORS

We have issued our report dated December 12, 1997 accompanying the financial statements of Pen Interconnect, Inc. appearing in the 1997 Annual Report on Form 10-KSB for the year ended September 30, 1997 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report, and to the use of our name as it appears under the caption "Experts."



                                                      \s\ Grant  Thornton  LLP



Salt Lake City, Utah
February 6, 1998